UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            Departure of Directors or Certain Officers.

Effective December 31, 2016, Andrew R. D. Pringle will retire from KBR, Inc. ("KBR") as President, Government Services. Mr. Pringle joined KBR in 2008 to lead the company's international government and defense group. In late 2014, Mr. Pringle assumed leadership of all of Government Services globally. KBR is extremely grateful to Mr. Pringle for his leadership and service to the company and wishes him the very best in his well-earned retirement at the end of the year.

(c)            Appointment of Certain Officers.

Effective September 3, 2016, Roger A. Wiederkehr was appointed as KBR's President, KBRwyle. Mr. Wiederkehr joined KBR in July 2016 when KBR acquired Wyle Inc. and subsequently formed KBRwyle. Prior to the acquisition, Mr. Wiederkehr served as Wyle's Chief Executive Officer and President, a role to which he was appointed in December 2014 after serving as Chief Operating Officer since December 2012. Mr. Wiederkehr holds a law degree from the University of Zürich and received a master's degree in business administration from Yale University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: September 16, 2016	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Assistant Corporate Secretary